Exhibit 99.1

LIFECORE BIOMEDICAL REPORTS RECORD RESULTS FOR SECOND QUARTER ENDED DECEMBER 31, 2004

Fiscal Year 2005 Guidance Increased

CHASKA, MN. — January 12, 2005 — LIFECORE BIOMEDICAL, INC. (Nasdaq: LCBM) today reported record net sales of $14.1 million in the second quarter ended December 31, 2004, an increase of 22% over net sales of $11.6 million in the second quarter of fiscal year 2004. Before the effect of favorable foreign currency comparisons, second quarter sales increased by 24%.

Record quarterly net income of $2,380,000, or $.18 per share, was posted for the quarter compared to net income of $597,000, or $.05 per share, in the quarter ended December 31, 2003.

Sales for the first six months of fiscal year 2005 were $26.3 million, an increase of 22% over the $21.5 million reported for the first six months of fiscal year 2004. Before the effect of favorable foreign currency comparisons, sales for the first six months increased by 24%.

Record net income of $3,659,000, or $.28 per share, was reported for the six months ended December 31, 2004 compared to a net loss of $246,000, or $.02 per share, for the six months ended December 31, 2003.

“With another record quarter in both sales and profits, we are obviously pleased with our progress to drive profitable growth,” said Dennis J. Allingham, President and CEO. “This marks the third successive quarter of double digit sales growth with improved profitability.”

The Company reported positive cash flow of $3.0 million for the six months ended December 31, 2004, resulting in a cash balance of $11.6 million.

Hyaluronan Division

Net sales from the Hyaluronan Division for the second quarter were $4.5 million, an increase of 27% from the $3.5 million reported in the same quarter last year. Net sales for the first six months in fiscal year 2005 were $9.1 million compared to $7.1 million in the comparable period last year; an increase of $2.0 million or 29%. Sales to ophthalmic and orthopedic customers increased in both the quarter and six month period.

The Division reported operating income of $853,000 for the second quarter compared to an operating loss of $62,000 in the second quarter of fiscal year 2004. Operating income of $2,172,000 was reported for the six month period compared to an operating loss of $636,000 in the same period last year. “The turnaround in operating performance in the current fiscal year reflects managements’ focus on profitability and sales growth,” said Mr. Allingham.

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Oral Restorative Division

Net sales from the Oral Restorative Division for the second quarter were a record $9.6 million; an increase of 20% from the $8.0 million recorded in the second quarter last year. Before the effect of favorable foreign currency comparisons, second quarter sales increased by 23%. Net sales for the first six months in fiscal year 2005 were $17.1 million compared to $14.4 million in the comparable period last year; an increase of 19% attributed to higher international and domestic sales. Before the effect of favorable foreign currency comparisons, sales for the first six months increased by 22%.

The Division reported operating income of $1,323,000 for the second quarter compared to operating income of $521,000 in the second quarter of fiscal year 2004. Operating income of $1,683,000 was reported for the six month period compared to operating income of $280,000 in the same period last year.

Other Income

Currency transaction gains of $113,000 were reported for the second quarter compared to $274,000 in the second quarter a year ago. Currency transactions gains of $198,000 and $398,000 were reported for the six month periods of fiscal 2005 and 2004, respectively.

A one-time pretax gain of $250,000 was recorded as other income in conjunction with the Company securing worldwide marketing rights to its anti-adhesion product.

Outlook

With another quarter of double-digit sales gains and continued improvement in operating income, the Company has again raised its guidance for the fiscal year. Fiscal year 2005 sales are now expected to increase 12 to 15 percent over fiscal year 2004; an increase from the previous guidance of 11 to 13 percent. Earnings per share are now expected to be $.52 to $.57 compared to the previously issued guidance of $.43 to $.49.

The Company expects sales of $13.3 to $13.8 million in the third quarter of fiscal year 2005 with earnings per share of $.12 to $.14.

Conference Call

As previously announced, the Company will host a conference call today at 3:45 p.m. Central Time to discuss second quarter results. A live web cast of the call is available through the Company’s website at www.lifecore.com. After selecting the Investor Info tab, select CALENDAR OF EVENTS from the INVESTOR INFO & RESEARCH menu at the right side of the page and follow the instructions for participation. A replay of the web cast will be available shortly after completion of the call. To select the archived replay, select AUDIO ARCHIVES from the INVESTOR INFO & RESEARCH tools menu at the right side of the screen. The conference call will also be available at www.streetfusion.com.

The conference call may include forward-looking statements. See the cautionary information about such statements in the “Safe-Harbor Statement” section below.

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Safe-Harbor Statement

Certain statements in this release regarding Lifecore’s anticipated future sales and financial results are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Numerous risks and uncertainties may affect whether such results are actually achieved. These include the likelihood and timing of the return of the Company’s adhesion prevention product to the market, the timing of orders from customers, continued market acceptance of the Company’s products, timing of regulatory approvals, success of new product development efforts, and other factors. These risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K, including Exhibit 99.1, for the fiscal year ending June 30, 2004, and other, more recent filings. Actual results may differ materially from anticipated results.

About Lifecore Biomedical

Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical markets.

News and general information are available through the Company’s website at www.lifecore.com or by telephone at 952-368-4300.

Contact:
     Dennis J. Allingham, President and CEO, 952-368-4300
     David M. Noel, Vice President of Finance and CFO, 952-368-6207

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Lifecore Biomedical, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	June 30,
	2004	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,557,000	$8,553,000
Accounts receivable	9,022,000	8,626,000
Inventories	10,330,000	9,491,000
Prepaid expense	1,013,000	705,000

Total current assets	31,922,000	27,375,000

PROPERTY, PLANT AND EQUIPMENT, NET	22,969,000	23,198,000

LONG-TERM INVENTORY	3,035,000	3,891,000
OTHER ASSETS	5,110,000	5,854,000

	$63,036,000	$60,318,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$4,947,000	$5,683,000
Long-term obligations	5,236,000	5,809,000
Shareholders’ equity	52,853,000	48,826,000

	$63,036,000	$60,318,000

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Lifecore Biomedical, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net sales	$14,093,000	$11,558,000	$26,288,000	$21,505,000
Cost of goods sold	5,330,000	4,863,000	10,316,000	9,632,000

Gross profit	8,763,000	6,695,000	15,972,000	11,873,000

Operating expenses
Research and development	1,171,000	1,245,000	2,019,000	2,504,000
Marketing and sales	3,837,000	3,301,000	7,052,000	6,474,000
General and administrative	1,579,000	1,690,000	3,046,000	3,251,000

	6,587,000	6,236,000	12,117,000	12,229,000

Operating income (loss)	2,176,000	459,000	3,855,000	(356,000)

Other income (expense)
Interest, net	(23,000)	(148,000)	(126,000)	(297,000)
Bond retirement expense	—	—	(290,000)	—
Currency transaction gains	113,000	274,000	198,000	398,000
Other	250,000	12,000	252,000	9,000

	340,000	138,000	34,000	110,000

Income (loss) before income taxes	2,516,000	597,000	3,889,000	(246,000)

Provision for income taxes	136,000	—	230,000	—

Net Income (loss)	$2,380,000	$597,000	$3,659,000	$(246,000)

Net income (loss) per share
Basic	$0.18	$0.05	$0.28	$(0.02)

Diluted	$0.18	$0.05	$0.28	$(0.02)

Weighted average shares outstanding
Basic	12,945,903	12,891,083	12,939,254	12,890,098

Diluted	13,270,519	12,938,352	13,115,195	12,890,098

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Lifecore Biomedical, Inc.
Divisional Statements of Operations
Three Months Ended December 31,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2004	2003	2004	2003	2004	2003
Net sales	$4,510,000	$3,545,000	$9,583,000	$8,013,000	$14,093,000	$11,558,000
Cost of goods sold	2,091,000	1,903,000	3,239,000	2,960,000	5,330,000	4,863,000

Gross profit	2,419,000	1,642,000	6,344,000	5,053,000	8,763,000	6,695,000

Operating expenses
Research and development	895,000	975,000	276,000	270,000	1,171,000	1,245,000
Marketing and sales	150,000	136,000	3,687,000	3,165,000	3,837,000	3,301,000
General and administrative	521,000	593,000	1,058,000	1,097,000	1,579,000	1,690,000

	1,566,000	1,704,000	5,021,000	4,532,000	6,587,000	6,236,000

Operating income (loss)	$853,000	$(62,000)	$1,323,000	$521,000	$2,176,000	$459,000

Lifecore Biomedical, Inc.
Divisional Statements of Operations
Six Months Ended December 31,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2004	2003	2004	2003	2004	2003
Net sales	$9,147,000	$7,103,000	$17,141,000	$14,402,000	$26,288,000	$21,505,000
Cost of goods sold	4,177,000	4,272,000	6,139,000	5,360,000	10,316,000	9,632,000

Gross profit	4,970,000	2,831,000	11,002,000	9,042,000	15,972,000	11,873,000

Operating expenses
Research and development	1,499,000	1,994,000	520,000	510,000	2,019,000	2,504,000
Marketing and sales	242,000	263,000	6,810,000	6,211,000	7,052,000	6,474,000
General and administrative	1,057,000	1,210,000	1,989,000	2,041,000	3,046,000	3,251,000

	2,798,000	3,467,000	9,319,000	8,762,000	12,117,000	12,229,000

Operating income (loss)	$2,172,000	$(636,000)	$1,683,000	$280,000	$3,855,000	$(356,000)

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